                                                                      Exhibit 11


                          AGREEMENT, WAIVER AND CONSENT

         This Agreement, Waiver and Consent (the "Agreement"), effective as of December 19, 2002, by and between Hudson Technologies, Inc., a New York corporation (the "Company"), and Fleming US Discovery Offshore Fund III, L.P. ("Discovery").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Company and Discovery are parties to the Stock Purchase Agreements, dated as of March 30, 1999 and February 16, 2001, respectively, each as amended effective as of March 5, 2002 (the "Purchase Agreements"), pursuant to which Discovery purchased shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred A Stock");

         WHEREAS, as of the date hereof, Discovery holds an aggregate of 16,114 shares of Preferred A Stock;

         WHEREAS, the Company contemplates engaging in a convertible debt financing transaction substantially in accordance with the terms set forth on Exhibit A hereto (the "Convertible Debt Financing"), pursuant to which the Company intends to issue convertible promissory notes (the "Convertible Notes") with a conversion rate that may be less than the conversion price per share of Common Stock into which the Preferred A Stock is convertible as set forth in the designation of the Preferred A Stock (the "Conversion Price") in effect immediately prior to the issuance of the Convertible Notes, which such Convertible Notes will be either (a) convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a conversion rate that may be less than the Conversion Price of the Preferred A Stock in effect immediately prior to the conversion of the Convertible Notes or (b) applied to the purchase of securities to be offered by the Company at the public offering purchase price in an Equity Offering (as defined below), which such purchase price may be less than the Conversion Price in effect immediately prior to the issuance of such securities;

         WHEREAS, the Company proposes to issue to the holders of the Convertible Notes, as consideration for their participation in the Convertible Debt Financing, on the earlier of (a) the first anniversary of the closing date of the Convertible Debt Financing, or (b) the consummation of any public offering by the Company of equity securities which, when aggregating the outstanding principal and accrued interest of the Convertible Notes together with the outstanding principal and accrued interest of the Exchange Notes and all additional proceeds from new investors, equals not less than $2,000,000 (an "Equity Offering"), Common Stock purchase warrants (the "Convertible Note Warrants") to purchase shares of Common Stock at an exercise price that may be less than the Conversion Price of the Preferred A Stock in effect immediately prior to the issuance of, or the commencement of the Company's obligation to issue, the Convertible Note Warrants;

         WHEREAS, the Company has engaged in a bridge financing transaction substantially in accordance with the terms set forth on Exhibit B hereto (the "Bridge Financing"), pursuant to which the Company issued promissory notes which are not convertible into equity securities (the "Bridge Notes");

         WHEREAS, the Company contemplates engaging in a note exchange transaction substantially in accordance with the terms set forth on Exhibit C hereto (the "Note Exchange"), pursuant to which the Company intends to issue convertible promissory notes (which will be identical in terms to the Convertible Notes to be issued in the proposed Convertible Debt Financing) (the "Exchange Notes"), in exchange for the outstanding Bridge Notes issued in the Company's Bridge Financing, with a conversion rate that may be less than the Conversion Price of the Preferred A Stock in effect immediately prior to the issuance of the Exchange Notes, which will be either (a) convertible into shares of the Common Stock, at a conversion rate that may be less than the Conversion Price of the Preferred A Stock in effect immediately prior to the conversion of the Exchange Notes or (b) applied to the purchase of securities to be offered by the Company at the public offering purchase price in an Equity Offering, which such purchase price may be less than the Conversion Price in effect immediately prior to the issuance of such securities;

         WHEREAS, the Company proposes to issue to the holders of the Exchange Notes, as consideration for their participation in the Note Exchange, on the earlier of (a) the first anniversary of the closing date of the Note Exchange, or (b) the consummation by the Company of an Equity Offering, Common Stock purchase warrants (the "Exchange Note Warrants") to purchase shares of Common Stock at an exercise price that may be less than the Conversion Price of the Preferred A Stock in effect immediately prior to the issuance of, or the commencement of the Company's obligation to issue, the Exchange Note Warrants;

         WHEREAS, Section 9A of the Purchase Agreements prohibits the Company from issuing or selling any additional shares of its Common Stock (other than any options or other securities that may be issued under any of the Company's Stock Option or Stock Incentive Plans) or any evidences of indebtedness, shares of preferred stock or other securities which are convertible or exchangeable into shares of Common Stock (each, an "Additional Issuance"), for a consideration per share that is less than the Conversion Price of the Preferred A Stock in effect immediately prior to such issuance or sale without obtaining the prior written consent of Discovery;

         WHEREAS, Discovery has agreed to provide written consent to the Company to engage in the proposed Convertible Debt Financing, including the obligation to issue the Convertible Note Warrants in accordance with the terms set forth in this Agreement and on Exhibit A hereto;

         WHEREAS, Discovery has agreed to provide written consent to the Company to engage in the proposed Note Exchange, including the obligation to issue the Note Exchange Warrants in accordance with the terms set forth in this Agreement and on Exhibit C hereto;

         WHEREAS, Section 4(a) of Article 5 of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") contains a provision in the designation of the Preferred A Stock which irrevocably constitutes Kevin A. Zugibe and Stephen P. Mandracchia, and each of them, as the proxy of each holder of the Preferred A Stock, with full power of substitution in each of them, in the name, place and stead of such holder, to vote at all meetings of the stockholders of the Company (other than with respect to matters requiring a separate class of holders of the Preferred A Stock) that number of the Company's voting shares of all classes held by the holders of the Preferred A Stock as shall exceed twenty-nine percent (29%) of the votes entitled to be cast by all stockholders of the Company (the "Proxy");

         WHEREAS, Section 5(d)(ii) of Article 5 of the Certificate of Incorporation contains a provision in the designation of the Preferred A Stock that establishes a conversion price floor of not less than $1.78 per common share with respect to the adjustment of the Conversion Price of the Preferred A Stock in the event of the issuance or sale of Additional Shares of Stock by the Company for a consideration per Additional Share of Stock less than the Conversion Price in effect immediately prior to such issuance or sale of Additional Shares of Stock by the Company (the "Conversion Price Floor");

         WHEREAS, Discovery has requested, and the Company, principally as consideration for Discovery's consent to the Convertible Debt Financing and the Note Exchange, has indicated its intention to amend: (i) Section 4(a) of Article 5 of the Certificate of Incorporation to remove the Proxy, and (ii) Section 5(d)(ii) of Article 5 of the Certificate of Incorporation to remove the Conversion Price Floor;

         WHEREAS, the Company has requested, and Discovery, principally as consideration for the Company's proposed amendments to Sections 4(a) and 5(d)(ii) of Article 5 of the Certificate of Incorporation, has indicated its intention to defer the implementation of the anti-dilution adjustment of the Conversion Price of the Preferred A Stock pursuant to the Certificate of Incorporation that may result from any or all of the issuances of the Convertible Notes, the Convertible Note Warrants, the Exchange Notes and the Exchange Note Warrants;

         WHEREAS, the Nasdaq Stock Market, Inc. ("Nasdaq") has advised the Company that if the Company were to amend its Certificate of Incorporation to remove the Proxy and the Conversion Price Floor in Sections 4(a) and 5(d)(ii), respectively, of Article 5 thereof, then in order to maintain the listing of its Common Stock on Nasdaq, the Company must amend the voting provisions in Section 4(a) of Article 5 of the Certificate of Incorporation to provide that for purposes of determining the votes held per share of Preferred A Stock, the Conversion Price shall not be less than $1.78;

         WHEREAS, the Company and Discovery desire to maintain the listing of the Company's Common Stock on Nasdaq;

         WHEREAS, Section 9.1 of the Purchase Agreements prohibits the Company from amending Sections 4(a) and 5(d)(ii) of Article 5 of its Certificate of Incorporation without obtaining the prior written consent of Discovery;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


1. Amendments to Certificate of Incorporation.

         (a) Consent. The Company and Discovery hereby agree, subject to the requisite stockholder approval, to the following amendments to Article 5 of the Certificate of Incorporation:

                  (i) Section 4(a) shall be deleted in its entirety and a new
Section 4(a) shall be inserted in lieu and instead thereof to read as follows:

                           "(a) General. In addition to any voting rights
                  provided in the Corporation's Certificate of Incorporation or by law, the Series A Preferred Stock shall vote together with the Common Stock as a single class on all actions to be voted on by the stockholders of the Corporation. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Preferred Stock is then convertible; provided, however, that, notwithstanding any other provision to the contrary herein, as the same relates solely to the voting rights of the Series A Preferred Stock as set forth in this Section 4, in determining the number of votes per share of Series A Preferred Stock, the Conversion Price shall be the higher of (a) the Conversion Price then in effect, or (b) $1.78. The holders of the Series A Preferred Stock shall be entitled to notice of any stockholder's meeting in accordance with the By-Laws of the Corporation."

                  (ii) Section 5(d)(ii) shall be deleted in its entirety and a new Section 5(d)(ii) shall be inserted in lieu and instead thereof to read as follows:

                           "(ii) Issuance of Additional Shares of Stock. If the
                  Corporation shall (except as hereinafter provided) issue or sell Additional Shares of Stock in exchange for consideration in an amount per Additional Share of Stock less than the Conversion Price in effect immediately prior to such issuance or sale of Additional Shares of Stock, then the Conversion Price as to the Common Stock into which the Series A Preferred Stock is convertible immediately prior to such adjustment shall be adjusted to equal the consideration paid per Additional Share of Stock. The provisions of this Section 5(d)(ii) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under
                  Section 5(d)(i) or which are dividends or distributions received by the holders of the Series A Preferred Stock pursuant to Section 2(b) hereof."

         (b) Waiver. Section 9.1 of the Purchase Agreements is hereby waived solely for the purpose of the Company effecting the amendments to its Certificate of Incorporation as described in Section 1(a) hereof.

         (c) Prompt Filing. The Company agrees that it will file a Certificate of Amendment to its Certificate of Incorporation in order to effect the amendments described in Section 1(a) hereof, promptly upon the receipt of the requisite shareholder approval for the same.

         (d) Acknowledgement. The parties hereto acknowledge that by virtue of the provisions of Section 5(d)(iii) of Article 5 of the Certificate of Incorporation, the foregoing amendment to the determination of the Conversion Price in Section 5(d)(ii) of Article 5 of the Certificate of Incorporation also applies to any warrants or other securities convertible, exercisable or exchangeable into Additional Shares of Stock or any Convertible Security that the Company may issue.

2. Convertible Debt Financing.

         (a) Consent. Discovery hereby consents to the issuance by the Company in the Convertible Debt Financing, substantially in accordance with the terms set forth on Exhibit A hereto, of (i) the Convertible Notes for consideration that is less than the Conversion Price of the Preferred A Stock in effect immediately prior to the issuance of the Convertible Notes, and (ii) the Convertible Note Warrants, or the Company's obligation to issue the Convertible Note Warrants, for consideration that is less than the Conversion Price of the Preferred A Stock in effect immediately prior to the issuance, or the Company's obligation to issue, the Convertible Note Warrants.

         (b) Waiver. Section 9A of the Purchase Agreements is hereby waived solely with respect to the issuance by the Company of the Convertible Notes and the Convertible Note Warrants in the Convertible Debt Financing as described in
Section 2(a) hereof.

3. Note Exchange.

         (a) Consent. Discovery hereby consents to the issuance by the Company in the Convertible Debt Financing, substantially in accordance with the terms set forth on Exhibit C hereto, of (i) the Exchange Notes for consideration that is less than the Conversion Price of the Preferred A Stock in effect immediately prior to the issuance of the Exchange Notes, and (ii) the Exchange Note Warrants, or the Company's obligation to issue the Exchange Note Warrants, for consideration that is less than the Conversion Price of the Preferred A Stock in effect immediately prior to the issuance, or the Company's obligation to issue, the Exchange Note Warrants.

         (b) Waiver. Section 9A of the Purchase Agreements is hereby waived solely with respect to the issuance by the Company of the Exchange Notes and the Exchange Note Warrants in the Note Exchange as described in Section 3(a) hereof.

4. Partial Waiver of the Anti-Dilution Adjustment.

         (a) Convertible Notes. Discovery hereby agrees to waive the anti-dilution adjustment of the Conversion Price of the Preferred A Stock, under
Section 5(d) of Article 5 of the Certificate of Incorporation, that would result from the issuance of the Convertible Notes at the time of the closing of the Convertible Debt Financing for consideration that is less than the Conversion Price of the Preferred A Stock in effect immediately prior to the issuance of the Convertible Notes. It is expressly agreed by the parties hereto that such waiver is not a waiver of the anti-dilution adjustment to the Conversion Price of the Preferred A Stock upon (i) the conversion of all or a portion of the principal amount of any Convertible Note outstanding and/or accrued and unpaid interest thereon for the underlying shares of Common Stock at the then-effective conversion rate, or (ii) the application of all of the outstanding principal and accrued interest of any Convertible Note to the purchase of securities to be offered by the Company at the public offering purchase price, in an Equity Offering. For the avoidance of doubt, upon the occurrence of any event described in clauses (i) or (ii) of the foregoing sentence, the Conversion Price of the Preferred A Stock shall be adjusted downward to the lesser of (x) the then-effective conversion rate of the Convertible Notes and (y) the public offering purchase price of the Equity Offering (if any).

         (b) Convertible Note Warrants. Discovery hereby agrees to waive the anti-dilution adjustment of the Conversion Price of the Preferred A Stock, under
Section 5(d) of Article 5 of the Certificate of Incorporation, with respect to the Company's issuance of, or the commencement of the Company's obligation to issue, Convertible Note Warrants in connection with the Convertible Debt Financing, for consideration that is less than the Conversion Price of the Preferred A Stock in effect immediately prior to the issuance of, or the Company's obligation to issue, the Convertible Note Warrants. It is expressly agreed by the parties hereto that such waiver is not a waiver of the anti-dilution adjustment to the Conversion Price of the Preferred A Stock upon the exercise of the Convertible Note Warrants.

         (c) Exchange Notes. Discovery hereby agrees to waive the anti-dilution adjustment of the Conversion Price of the Preferred A Stock, under Section 5(d) of Article 5 of the Certificate of Incorporation, that would result from the issuance of the Exchange Notes at the time of the closing of the Note Exchange for consideration that is less than the Conversion Price of the Preferred A Stock in effect immediately prior to the issuance of the Exchange Notes. It is expressly agreed by the parties hereto that such waiver is not a waiver of the anti-dilution adjustment to the Conversion Price of the Preferred A Stock upon
(i) the conversion of all or a portion of the principal amount of any Exchange Note outstanding and/or accrued and unpaid interest thereon for the underlying shares of Common Stock at the then-effective conversion rate, or (ii) the application of all of the outstanding principal and accrued interest of any Exchange Note to the purchase of securities to be offered by the Company at the public offering purchase price, in an Equity Offering. For the avoidance of doubt, upon the occurrence of any event described in clauses (i) or (ii) of the foregoing sentence, the Conversion Price of the Preferred A Stock shall be adjusted downward to the lesser of (x) the then-effective conversion rate of the Exchange Notes and (y) the public offering purchase price of the Equity Offering (if any).

         (d) Exchange Note Warrants. Discovery hereby agrees to waive the anti-dilution adjustment of the Conversion Price of the Preferred A Stock, under
Section 5(d) of Article 5 of the Certificate of Incorporation, with respect to the Company's issuance of, or the commencement of the Company's obligation to issue, Exchange Note Warrants in connection with the Note Exchange, for consideration that is less than the Conversion Price of the Preferred A Stock in effect immediately prior to the issuance of, or the Company's obligation to issue, the Exchange Note Warrants. It is expressly agreed by the parties hereto that such waiver is not a waiver of the anti-dilution adjustment to the Conversion Price of the Preferred A Stock upon the exercise of the Exchange Note Warrants.

         (e) No Other Waiver. Except to the extent expressly set forth in the foregoing Sections 4(a), (b), (c) and (d), nothing herein shall be construed to amend, waive or limit the adjustment of the Conversion Price of the Preferred A Stock in connection with the issuance, conversion, application to the purchase price in an Equity Offering, or exchange of, as the case may be, the Convertible Notes, the Convertible Note Warrants, the Exchange Notes, the Exchange Note Warrants, the securities in an Equity Offering, or any other event that would result in an adjustment of the Conversion Price of the Preferred A Stock as set forth in the designation of the Preferred A Stock in the Certificate of Incorporation.

         5. Expenses. The Company shall pay the reasonable fees and expenses of Discovery's counsel Morgan, Lewis & Bockius LLP in connection with this Agreement, the proposed amendments to the Certificate of Incorporation, the documentation related to the Bridge Financing, the proposed Convertible Debt Financing, the proposed Note Exchange and the proposed Equity Offering, including filings with the Securities and Exchange Commission related thereto, and any other related documentation for the transactions contemplated hereby and thereby (whether or not a closing occurs under the Convertible Debt Financing, the Note Exchange or the Equity Offering), and if any such closing occurs, the Company will make such payments on each closing date. Nothing herein shall be construed to amend, waive or limit the rights of Discovery to payment of any fees and expenses pursuant to Section 13 of the Purchase Agreements.

         6. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if such provision had been drawn so as not to be invalid or unenforceable.

         7. Notices. Any notice or other communication hereunder shall be in writing and shall be delivered personally or by overnight courier, or if mailed, by registered or certified mail, postage prepaid, return receipt requested, (i) if to the Company, to Hudson Technologies, Inc., 275 North Middletown Road, Pearl River, NY 10965, Attention: President, or (ii) if to Discovery, to Fleming US Discovery Partners, L.P., c/o JPMorgan Partners, 1221 Avenue of the Americas, 40th Floor, New York, NY 10020, Attention: Robert L. Burr, and shall be deemed given in all cases upon receipt. Any party may change the address to which notices are to be sent by giving written notice of any change in the manner provided herein.

         8. Entire Agreement. This Agreement represents and expresses the entire understanding and agreement between the parties with respect to the subject matter hereof and may not be modified or terminated except by an agreement in writing signed by both of the parties hereto. Except as specifically waived hereby the Purchase Agreements shall remain in full force and effect in accordance with their respective terms.

         9. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Certificate of Incorporation, as in effect as of the date hereof.

         10. Benefit of Agreement. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto.

         11. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         12. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         13. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said state.


                           [Signature page to follow]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                          HUDSON TECHNOLOGIES, INC.


                          By:
                              ---------------------------------------
                              Name:
                              Title:


                          FLEMING US DISCOVERY OFFSHORE FUND III, L.P.
                           By: Fleming US Discovery Partners, L.P.,
                               its general partner

                          By: Fleming US Discovery LLC,
                               its general partner


                          By:
                              ---------------------------------------
                              Name:
                              Title:


            [Signature page to Agreement, Waiver and Consent between Hudson Technologies, Inc. and Fleming US Discovery Offshore Fund III, L.P.]

                                                                       Exhibit A


                      CONVERTIBLE DEBT FINANCING TERM SHEET

                                                                       Exhibit B



                           BRIDGE FINANCING TERM SHEET

                                                                       EXHIBIT C


                            NOTE EXCHANGE TERM SHEET